UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

XBIOTECH INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada

(State of Incorporation)

001-37347

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

5217 Winnebago Ln, Austin, TX	78744
(Address of principal executive offices)	(Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	XBIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

XBiotech Inc. (the Company) announces the December 24, 2024 appointment of Tak W. Mak, Ph.D. to the Company’s Board of Directors. Pursuant to Section 14.4 of the Company’s Articles, the Board has appointed Dr. Mak to fill the existing vacancy on the board. Dr. Mak will serve until the next annual general meeting and will receive similar compensation to the other members.

Dr. Mak is a world-renowned scientist who serves as a professor in the Departments of Medical Biophysics and Immunology at the University of Toronto and has been inducted into the Canadian Medical Hall of Fame. In 1984, he identified and cloned the T cell receptor, which advanced basic and applied fields of immunology and opened the door for the development of modern immunotherapies. In 1993, Dr. Mak launched the Amgen Research Institute in Toronto, firmly establishing Toronto as one of the world’s leading centers of biomedical research. Dr. Mak’s work led to medical innovation that changed the foundation of oncology—identification of the immune checkpoint inhibitor CTLA-4, has become one of the most important therapeutic targets in oncology today. Dr. Mak cofounded Agios Pharmaceuticals, a cellular metabolism-focused biotechnology company that has developed multiple FDA-approved cancer treatments. The Cancer Research Institute awarded Dr. Mak the 2023 William B. Coley Award for Distinguished Research in Basic and Tumor Immunology, which is the CRI’s highest scientific honor.

John Simard, President and CEO of XBiotech, commented, “We enthusiastically welcome Dr. Mak to our Board of Directors. Tak is an extraordinary scientist and innovator and we are very fortunate to have him as part of our team.”

Independent directors W. Thorpe McKenzie and Jan-Paul Waldin will continue to serve as members of the Company’s Audit Committee. The Company intends to maintain a two-member Audit Committee at this time pursuant to Rule 5605(c)(4) of the NASDAQ Listed Company Manual and to fill the vacancy on the Audit Committee within the time period provided in the Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2024	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President